UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 7, 2017 (March 6, 2017)

OCEANFIRST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753
(Address of principal executive offices, including zip code)
(732)240-4500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)  The Registrant announced that on March 6, 2017, the Registrant appointed Angela K. Ho as its Chief Accounting Officer. In that position, she will be the principal accounting officer of the Registrant. Ms. Ho has previously served as the Chief Accounting Officer of OceanFirst Bank, the Registrant’s wholly owned subsidiary, since September 12, 2016. Prior to joining the Registrant and OceanFirst Bank, Ms. Ho served as the controller of Northfield Bank since 2012. Prior to that she had significant accounting responsibilities at Signature Bank and previously KPMG.

Michael Fitzpatrick, who previously served as both Principal Financial Officer and Principal Accounting Officer, will continue in his role as Principal Financial Officer.

The table below sets forth certain information about Ms. Ho:

Name and Position	Age	Principal Occupation for the Past Five Years	Officer Since	Term Expires
Angela K. Ho Chief Accounting Officer	33	Chief Accounting Officer of the Registrant; Chief Accounting Officer of OceanFirst Bank	2017; 2016	N/A(1)
Angela K. Ho Controller		Controller of Northfield Bank	2012 - 2016
(1) Officers serve at the pleasure of the Board of Directors

There are no arrangements or understandings between Ms. Ho and any other persons pursuant to which Ms. Ho was selected as Chief Accounting Officer. Ms. Ho has no family relationship with any other director or executive officer of the Registrant, nor with any person nominated or chosen to serve as a director or executive officer of the Registrant. Ms. Ho is not a director of any company with a class of securities registered pursuant to section 12, of the Securities Exchange Act of 1934, as amended (the “Act”), subject to the requirements of section 15(d) of the Act, or of any company under the Investment Company Act of 1940.

There are no “related party transactions” between Ms. Ho and the Registrant or the Bank that require disclosure.

The Bank and the Registrant have entered into change in control agreements, each dated as of December 5, 2016 (“CIC Agreements”) with Ms. Ho. The CIC Agreements provide for a two-year term. The CIC Agreements provide that the Boards of the Company and the Bank may, annually, extend the CIC Agreements for an additional period after conducting a performance evaluation of the Executive. The CIC Agreements currently expire on December 5, 2018. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control (as defined in the agreements) of the Bank or the Company, Ms. Ho is entitled to a severance payment equal to two times her average annual compensation for the five years preceding termination (or lesser number of years if the Executive has been with the Company for less than five years). Annual compensation includes base salary and bonuses. The Company and the Bank would also continue and pay for Ms. Ho’s life, medical and disability coverage for 24 full calendar months following termination. However, if the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax. The CIC Agreements also provide for Ms. Ho with certain rights of indemnification.

The Registrant is not party to an employment agreement with Ms. Ho.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.36	OceanFirst Financial Corp. Two Year Change in Control Agreement dated December 5, 2016 by and between Registrant and Angela K. Ho
10.37	OceanFirst Bank Two Year Change in Control Agreement dated December 5, 2016 by and between OceanFirst Bank and Angela K. Ho

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

Date:	March 7, 2017	/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.36	OceanFirst Financial Corp. Two Year Change in Control Agreement dated December 5, 2016 by and between Registrant and Angela K. Ho
10.37	OceanFirst Bank Two Year Change in Control Agreement dated December 5, 2016 by and between OceanFirst Bank and Angela K. Ho